EXHIBIT 21




                         Subsidiaries of the Registrant


                                               State of              Percentage
                                               Incorporation         Ownership
                                               -------------         ---------

Pinnacle Bank (1)                              Alabama               100%
First General Service(s) Corporation (2)       Alabama               100%
First General Ventures Corporation (2)         Alabama               100%

Affiliate
---------
First General Lending Corporation
   (accounted for on the cost method) (2)      Alabama               40%

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(1)  Subsidiary of the Registrant.
(2)  Subsidiary of Pinnacle Bank.